EXHIBIT 10.4

_____________________ , 2010

Commission Filing Clerk
Public Utility Commission of Texas 1701 N. Congress Avenue
Austin, Texas 78701

Re: Joint Application of Southwestern Bell Telephone Company d/b/a AT&T Texas and IBFA Acquisition Company, LLC for Approval of an Interconnection Agreement under PURA and the Telecommunications Act of 1996

Docket No. ____________

Dear Commission Filing Clerk:

Southwestern Bell Telephone Company' d/b/a AT&T Texas ("AT&T TEXAS") and IBFA Acquisition Company, LLC ("CLEC") (collectively the "Applicants") hereby submit this Joint Application ("Application") for Approval of an Interconnection Agreement ("Agreement") thereto, under the Telecommunications Act of 1996 ("the Act") and the Public Utility Regulatory Act ("PURA"), and would respectfully show the Public Utility Commission of Texas (the "Commission") the following:

I.          Agreement

The Applicants present this Application for approval pursuant to the terms of Section 252 of the Act, PURA, and applicable PUC Procedural Rules.

The Applicants' Affidavit explaining how the Agreement is consistent with the public interest, convenience, and necessity, including all relevant requirements of law, are filed with this Application as Attachments II and III.

II.           Request for Approval

The Applicants jointly seek the Commission's final approval of this Application, pursuant to applicable PUC Procedural Rules. The Application complies with said Rules and Section 252(e) of the Act because the proposed Agreement is pro-competitive and does not discriminate against any telecommunications carrier that is not a party thereto, and is consistent with the public interest, convenience, and necessity and consistent with other requirements of state law. There are no outstanding issues between the parties requiring mediation or arbitration.

The Applicants respectfully request that the Commission grant final approval of this Application, without change, suspension or other delay in its implementation. The Applicants do not believe a docket or intervention by other parties is necessary or appropriate.

III.           Standard for Review

The statutory standards of review are set forth in Section 252(e) of the Act and applicable Procedural Rules. The respective affidavits of the AT&T TEXAS REPRESENTATIVE, filed herein as Attachment II and the CLEC REPRESENTATIVE filed herein as Attachment III, establish that the Agreement submitted herein satisfies these standards.

IV.           SPCOA Information

IBFA Acquisition Company, LLC warrants that, to the extent required, it has sought and obtained approval of a SPCOA, and is duly authorized to serve the geographic area of the entire state of Texas.

V.  Relief Requested

On December 30, 2001, Southwestern Bell Telephone Company (a Missouri corporation) was merged with and into Southwestern Bell Texas, Inc. (a Texas corporation) and, pursuant to Texas law, was converted to Southwestern Bell Telephone, L.P., a Texas limited partnership. On June 29, 2007, Southwestern Bell Telephone, L.P., a Texas limited partnership, was merged with and into SWBT Inc., a Missouri corporation, with SWBT Inc. as the survivor entity. Simultaneous with the merger, SWBT Inc. changed its name to Southwestern Bell Telephone Company. Southwestern Bell Telephone Company is doing business in Texas as "AT&T Texas".

1. The Applicants request the Commission grant Final Approval of the Agreement as early as possible by Commission order.

             VI.  Conclusion

For the reasons set forth above, the Applicants respectfully request that the Commission grant all of the relief requested herein such other and further relief to which the Applicants may show themselves to be entitled.

/s/ Patrice Kair
Signature: CLEC Represenitive	Eddie A. Reed, Jr.

Patrice Kair	Eddie A. Reed, Jr.
Name (Print)	Name (Print)

Manager, Operations	Director - Interconnection Agreements
Title (Print)	Title (Print)

IBFA Acquisition Company, LLC Address: 1850 Howard Street Suite C City, State, Zip. Elk Grove Village, Il 60007 Telephone: 847-685-8600 Fax: 847-685-8944	Southwestern Bell Telephone Company d/b/a AT&T Texas Four AT&T Plaza, 9 41 Floor Dallas, TX 75202 Telephone: (214) 464-2456 Fax: (214) 464-2006

Filed by:
Senior Records Clerk (512) 870-3770

STATE OF________________
COUNTY OF ______________

AFFIDAVIT OF CLEC REPRESENTATIVE

Before me, the Undersigned Authority, on this 12 day of   March   , 2010, personally appeared Patrice Kair who, upon being by me duly sworn on oath deposed and said the following:

1.
My name is Patrice Kair. I am over the age of 21, of sound mind and competent to testify to the matters stated herein. I am Manager, Operations. I have personal knowledge of the Agreement between Southwestern Bell Telephone Company dba AT&T Texas ("AT&T Texas") and IBFA Acquisition Company, LLC.

2.
This Agreement establishes interconnection service. This Agreement is the result of negotiation. I believe that this Agreement between AT&T Texas and IBFA Acquisition Company, LLC is in the public interest and comports with the relevant requirements of state law.

3.
Further, consistent with the policy provision of PURA, I believe that this Agreement fosters, encourages and accelerates the continuing development and emergence of a competitive advanced telecommunications environment and infrastructure and to that end, not only advances, but, also protects the public interest.

4.
I am not aware of any provision in this Agreement that discriminates against any telecommunications carrier that is not a party to this Agreement. The terms of this Agreement are available to any similarly situated local service provider in negotiating a similar agreement.

5.	I am not aware of any outstanding issues between the parties that need the assistance of mediation of arbitration at this time.

Furtherth Affiant sayeth not.
/s/ Patice Kair
Patice Kair and Manager, Operations

Sworn and Subscribed to before me this _____________  day of____________ 2010, to certify which witness my hand.

                                                                                                                             ______________________________
Notary Public in and for the State of

My Commission expires on:  ___________________

JOHN PAK
Commission # 1809636
Notary Public - California
San Francisco County
My Comm. Expires Aug 16, 2012

WELLS FARGO
Jurat Certificate California only

State of California

County of   San Francisco
Subscribed and sworn to (or affirmed) before me on this  12
     day of   March     ,2010 ,by Patrice Kair

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

NOTARY SEAL AND SIGNATURE

STATE OF MICHIGAN

BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

In Re the request for Commission approval of a multi-state Interconnection Agreement between IBFA Acquisition Company, LLC and various AT&T Inc. owned companies, including AT&T Michigan	Case No. U- ____________

JOINT APPLICATION

AT&T Michigan' and IBFA Acquisition. Company, LLC hereby jointly apply to the Michigan Public Service Commission (Commission) pursuant to Section 203(1) of the Michigan Telecommunications Act (MTA), as amended, MCL 484.2203(1), and Section 252(e)(1) of the Telecommunications Act of 1996 (the Act), 47 U.S.C. § 252(e)(1), for approval of a multi-state interconnection agreement executed as of

(Agreement) by and between various AT&T Communications, Inc. (AT&T) owned companies, 2 including AT&T Michigan, 3 and IBFA Acquisition Company, LLC. In support of this joint application, AT&T Michigan and IBFA Acquisition Company, LLC state as follows:

1.      AT&T Michigan is a Michigan corporation engaged in providing communications services to the public in its various exchanges and zones throughout the State of Michigan.

2.    IBFA Acquisition Company, LLC is a Michigan limited liability company with offices located in Elk Grove Village, Illinois.

3. Pursuant to Sections 251 and 252 of the Act, IBFA Acquisition Company, LLC and AT&T-22 State engaged in good faith negotiations for an interconnection agreement. These negotiations resulted in a completion of the Agreement, which was executed as of

1 Michigan Bell Telephone Company (previously referred to as "Michigan Bell" or "SBC Michigan") now operates under the name "AT&T Michigan" pursuant to an assumed name filing with the State of Michigan.
2 The incumbent local exchange companies (ILECs) owned by AT&T which operate in the 13 state AT&T region, including Michigan, are defined in the Agreement as "AT&T-13State."
3 AT&T Michigan is a party to the Agreement under its original corporate name of Michigan Bell.

________________________. 4 A copy of the Agreement is submitted with this joint application as Exhibit A. The Agreement, however, incorporates certain rates, terms, and conditions that were not voluntarily negotiated by AT&T-22 State (Non-Voluntary Arrangement), but instead, result from determinations made in various arbitrations under Section 252 of the Act or from other requirements of state or federal regulatory agencies or state law. 6 The Agreement identifies some, but not all, of the Non-Voluntary Arrangements and designates such provisions with asterisks.'

4.      The Agreement is the product of good faith, private negotiations between the parties, except as otherwise noted in the Agreement.

5.      The Agreement meets all the requirements of the Act. Pursuant to §252(e)(1) of the Act, AT&T Michigan and IBFA Acquisition Company, LLC jointly request expedited approval of the joint application s without any public hearing or formal solicitation of comments. 9 The joint application and the Agreement provide the Commission with sufficient information to approve the Agreement under the standards of §§252(e)(1) and (2) of the Act.

4 Michigan is abbreviated in the Agreement as "MI." The Agreement applies only to those areas in Michigan in which AT&T Michigan is deemed to be an ILEC.
5 IBFA Acquisition Company, LLC and AT&T Michigan are parties to an interconnection agreement approved by the Commission on December 20, 2005 in Case No. U-14730. That agreement will terminate upon the Effective Date of the Agreement attached as Exhibit A.
6 If any Non-Voluntary Arrangement is modified as a result of any order or finding by the FCC, the appropriate Commission, or a court of competent jurisdiction, any party may, by providing written notice to the other party, require that any affected Non-Voluntary Arrangement (and any related rates, terms, and conditions) be deleted or renegotiated, as applicable, in good faith and the Agreement be amended accordingly.
7 The Agreement provides that the Non-Voluntary Arrangements shall not be available in any state other than the state that originally imposed/required such Non-Voluntary Arrangement.
8 Commission approval is sought for the Agreement only insofar as it applies to services provided in Michigan. AT&T Michigan and AT&T reserve their right to assert the limits of the Commission's jurisdiction and authority over the subject matter of the Agreement.
9 No hearing is required under MTA §203 or §252 of the Act. Under §252(e)(4) of the Act, the Agreement is deemed approved if the state commission does not act to approve or reject the Agreement within 90 days after submission.

WHEREFORE, AT&T Michigan and IBFA Acquisition Company, LLC jointly request Commission approval of the Agreement pursuant to MTA §203(1) and §252(a)(1) of the Act as soon as possible.

IBFA Acquisition Company, LLC

/s/ Partice Kair
Name: Partice Kair	Lisa M. Bruno (P52954)
Address 1850 Howard Street Suite C	444 Michigan Avenue, Room 1750
Elk Grove Village IL 60007	Detroit, Michigan 48226
Phone	(313) 223-8188

Dated:March 12, 2010

ILLINOIS BELL TELEPHONE COMPANY
(AT&T Illinois) and IBFA ACQUISITION
COMPANY, LLC
Joint Petition for Approval of Negotiated
Interconnection Agreement dated  _____________
2010 pursuant to 47 U.S.C. § 252
08 - __________

JOINT PETITION FOR APPROVAL OF NEGOTIATED
INTERCONNECTION AGREEMENT BETWEEN
IBFA ACQUISTION COMPANY, LLC AND AT&T ILLINOIS

Illinois Bell Telephone Company ("AT&T Illinois") and IBFA Acquisition Company, LLC through counsel, hereby request that the Commission review and approve the attached Interconnection Agreement dated  , 2010, pursuant to Sections 252(a)(1) and 252(e) of the

Telecommunications Act of 1996 47 U.S.C. § 252 (a)(1) and 252(e), (the "Act"). In support of their request, the parties state as follows:

1.      The Agreement was arrived at through good faith negotiations between the parties as contemplated by Section 252(a) of the Act and provides for interconnection, access to unbundled network elements, resale and other services addressed in Section 251 of the Act.

2.      Pursuant to Section 252(e)(2) the Commission may only reject a negotiated agreement if it finds that (1) the agreement discriminates against another carrier or (2) implementation of the Agreement would not be consistent with the public interest, convenience and necessity. Neither basis for rejection is present here.

3.      As set forth in the attached Verification of Eddie A. Reed, Jr., AT&T Illinois will make the Agreement available to any other telecommunications carrier operating within its territory. Other carriers are also free to negotiate their own terms and conditions pursuant to the applicable provisions of the Act. For this reason, the Agreement is not discriminatory.

4.      In addition, Mr. Reed's Verification demonstrates that implementation of the Agreement is consistent with the public interest because it will promote competition and enhance IBFA Acquisition Company, LLC's ability to provide Illinois telecommunications users with a competitive alternative for data and transport services.

5.      In accordance with Section 252(e)(4) of the Act, the Agreement will be deemed approved if the Commission does not act to approve or reject the Agreement within 90 days from the date of this submission.

6.      Copies of the Agreement are available for public inspection in AT&T Illinois and IBFA Acquisition Company, LLC's public offices.

WHEREFORE, AT&T Illinois and IBFA Acquisition Company, LLC respectfully request that the Commission approve the attached interconnection Agreement under Section 252(e) of the Act as expeditiously as possible.

Respectfully submitted this  12 day of   March   , 2010.

AT&T ILLINOIS	ibfa acousition company, llc

/s/ Patrice Kair
James Huttenhower	Patrice Kair
AT&T Illinois	IBFA Acquisition Company, LLC
225 West Randolph Street, 25D	1850 Howard Street, Unit C
Chicago, Illinois 60606	Elk Grove Village, IL 60007
(312) 727-1444
Counsel	Manager, Operations

ILLINOIS BELL TELEPHONE COMPANY (AT&T Illinois) and IBFA ACQUISITION COMPANY, LLC Joint Petition for Approval of Negotiated Interconnection Agreement dated ___________ 2010 pursuant to 47 U.S.C. § 252	08 - _________

STATEMENT IN SUPPORT OF JOINT PETITION FOR APPROVAL

I, Eddie A. Reed, Jr., am Director-Interconnection Agreements for AT&T Operations, Inc., and submit this Statement in Support of the Joint Petition for IBFA Acquisition Company, LLC and AT&T Illinois.

The attached interconnection agreement (the "Agreement") between Illinois Bell Telephone Company ("AT&T Illinois") and IBFA Acquisition Company, LLC was reached through voluntary negotiations between the parties. Accordingly, AT&T Illinois and IBFA Acquisition Company, LLC requests approval pursuant to Sections 252(a)(1) and 252(e) of the Telecommunications Act of 1996 (sometimes referred to as the "Act").

In accordance with Sections 251 and 252 of the Act, the parties engaged in good faith negotiations and agreement was reached  on __________ ,2010. The Agreement expires May 19, 2013, and establishes the financial and operational terms for: the physical interconnection between AT&T Illinois' and IBFA Acquisition Company, LLC networks based on mutual unbundled access to AT&T Illinois' network elements, including AT&T Illinois' operations support systems functions; collocation; resale; and a variety of other business relationships. Absent the receipt by one Party of written notice from the other Party not earlier than 180 calendar days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term (Notice of Expiration), this Agreement shall remain in full force and effect on and after the expiration of the Term until terminated by either Party. The key provisions of the Agreement are summarized as follows:

Access to Rights-of Way – Section 251(b)(4)
AT&T shall provide to IBFA Acquisition Company, LLC access to Poles, Conduits and Rights of Ways pursuant to the applicable Attachment Structure Access.

Collocation – Section 251(c)(6)

Collocation will be provided pursuant to the applicable Attachment Collocation.

Database Access

AT&T shall provide IBFA Acquisition Company, LLC nondiscriminatory access to databases and associated signaling necessary for call routing and completion pursuant to the applicable Attachment 251(c)(3) UNES.

Interconnection pursuant to Section 251(c)(2)(A), (B), and (C): 47CFR 51.305(a)(1)

AT&T shall provide to IBFA Acquisition Company, LLC Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to the applicable Attachment Network Interconnection.

Number Portability – Section 251(b)(2)
The Parties shall provide to each other Permanent Number Portability (PNP) on a reciprocal basis as outlined in the applicable Attachment Local Number Portability and Numbering.

Other Services

♦	911 and E911 Services, AT&T will make nondiscriminatory access to 911 and E911 services available under the terms and conditions of the applicable Attachment 911-E9 I 1.
♦
AIN, AT&T will provide IBFA Acquisition Company, LLC with access to Advanced Intelligent Network (AIN) platform, AIN Service Creation Environment (SCE) and AIN Service Management System (SMS) based upon ILEC-specific rates, terms, conditions and means of access to be negotiated by the Parties.

♦	Directory Assistance (DA), AT&T will provide nondiscriminatory access to DA services under the terms and conditions identified in the applicable Attachment Customer Information Services.
♦	Operator Services (OS), AT&T shall provide nondiscriminatory access to Operator Services under the terms and conditions identified in the applicable Appendix OS.
♦	Signaling System 7 Interconnection, AT&T shall perform SS7 interconnection services for IBFA Acquisition Company, LLC pursuant to the applicable Attachment Network Interconnection.
♦	Resale, AT&T shall provide to IBFA Acquisition Company, LLC services for resale at wholesale rates pursuant to the applicable Attachment Resale.
♦
Transmission and Routing of Switched Access Traffic, AT&T shall provide to IBFA Acquisition Company, LLC certain trunk groups (Meet Point Trunks) under certain parameters pursuant to the applicable Attachment Network Interconnection.

♦	Transmission and Routing of Telephone Exchange Service Traffic, pursuant to applicable Attachment Network Interconnection.
♦	Unbundled Network Elements, AT&T agrees to provide IBFA Acquisition Company, LLC with those services as required by Section 251(b) and/or 251(c) of the Act, if applicable.

Under Sections 252(e)(1) and (2) of the Act, the Commission may reject the Agreement only if the Agreement or a portion thereof "...discriminates against a telecommunications carrier not a party to the agreement" or "...implementation of such agreement or portion is not consistent with the public interest, convenience, and necessity". Because the Agreement is the product of voluntary negotiation, it does not have to comply with the standards set forth in Sections 251(b) and (c), thus rendering inapplicable the pricing standards set forth in Section 252(d).

The Agreement is not discriminatory. AT&T Illinois will make this Agreement available to any other telecommunications carrier operating within AT&T Illinois' service territory. Other telecommunications carriers can negotiate their own arrangements pursuant to the applicable provisions of the Act.

The Agreement is the product of good faith, arms-length negotiations between competitors.

Overall, the Agreement is acceptable to both parties and it shows that two carriers, negotiating in good  faith under the terms of the Act, can arrive at a mutually beneficial business arrangement that overall meets their individual business interests and furthers the cause of competition in the local exchange market. This is precisely the process Congress envisioned in crafting the Act. See S. Rep. No. 23, 104th Cong., 1st Sess. at p. 19 ("The Committee intends to encourage private negotiation of interconnection agreements.") (The Conference Committee on the Telecommunications Act of 1996 receded to the Senate on Sections 252 (a) and (b), see Joint Explanatory Statement of the Committee of Conference at p. 125).

The Agreement is consistent with the public interest, convenience and necessity. It is a comprehensive agreement that tailors the interconnection and service arrangements previously approved by the Commission for competition to meet the individual needs of the parties and thereby will promote competition for data and transport services. The Agreement will enhance IBFA Acquisition Company, LLC ability to quickly begin providing residential and business subscribers in AT&T Illinois' service territory with a competitive alternative for their data and transport services. Under the Agreement, customers will be able to choose IBFA Acquisition Company, LLC instead of AT&T Illinois for these services.

The Agreement meets all the requirements of the Act and the Commission should approve it.

STATE OF

COUNTY OF

VERIFICATION

Patrice Kair, being first duly sworn, states on oath that she is Manager, Operations for IBFA Acquisition Company, LLC and that the facts stated in the foregoing Joint Petition for Approval of Interconnection Agreement and Statement in Support are true and correct to the best of her knowledge, information and belief.

/s/ Patrice Kair  3-12-2010
Patrice Kair

Subscribed and sworn to before me this  __________________ day of  , 2010.

Notary Public

JOHN PAK
Commission # 1809636
Notary Public - California
San Francisco County
My Comm. Expires Aug 16, 2010

WELLS FARGO
Jurat Certificate California only

State of California

County of   San Francisco
Subscribed and sworn to (or affirmed) before me on this 12
    day of March, 2010, by Partice Kair

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Place Seal Here

JOAN PACK
NOTARY

General Terms and Conditions/AT&T•22STATE

IBFA Acquisition Company, LLC
Version: 4Q09 - Commercial Transit Agreement – CLEC – 11/11/09

IBFA Acquisition Company, LLC
Illinois Bell Telephone Company d/b/a AT&T Illinois,
Michigan Bell Telephone Company d/b/a AT&T Michigan
  and Southwestern Bell Telephone Company dlbla AT&T
Texas by AT&T Operations, Inc., its authorized agent

Signature: Partice Kair	Signature
Name: Partice Kair	Name: Eddie A. Reed, Jr.

Title Manager, Operations	Title: Director - Interconnection Agreements

Date: March 12, 2010	Date:

ULEC OCN           CLEC OCN

ILLINOIS                   569D                     569D

MICHIGAN               570D                     570D

TEXAS                      571D                     571D

    ACNA                        IQL